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                                                                     Ex. 10.45.3

                                Second Amendment
                                       to
                     Amended and Restated Option Agreement


          This Second Amendment to Amended and Restated Option Agreement dated as of March 6, 1995 is made among ACFH Inc. ("ACFH"), Chemical Bank ("Chemical") and Donald J. Trump (the "Buyer").

                             Preliminary Statement
                             ---------------------

          ACHF, Chemical and the Buyer have previously entered into an Amended and Restated Option Agreement dated as of June 16, 1994, as amended by First Amendment to Amended and Restated Option Agreement (as amended, the "Existing Option"). The parties now desire to amend the Existing Option as set forth in this Amendment.

                                   Agreement
                                   ---------

          The parties agree as follows:

          1. The Existing Option is amended as follows:

          A. Paragraph 2(a) is deleted and the following substituted in its place:

          "(a) The term of the First Option shall commence upon the date of this Agreement and continue until 5:00 P.M. on September 30, 1994 (the "First Option Period"). The term of the Second Option shall commence upon the date of this Agreement and continue until 5:00 P.M. on September 30, 1994 (the "Second Option Period"). The First Option Period and the Second Option Period may be extended on a month by month basis after September 30, 1994 until August 31, 1995 upon the following terms and conditions: (i) prior to the then current expiration date (time being of the essence), the Buyer shall give notice to ACFH and Chemical of its election to extend the Options, which notice shall state the month through which the Options shall be extended (which shall not be beyond August 31, 1995), (ii) simultaneously with the delivery of the notice described in clause (i) (time being of the essence), the Buyer shall pay to ACFH and Chemical, in immediately available funds, the applicable Option Extension Fee as described below, and (iii) at the time of the Buyer's election to extend, the Options shall not have previously terminated and no

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          event specified in clause (iv), (v), (vi) or (vii) of paragraph (b)
          below shall have occurred. The Option Extension Fee shall be $50,000 per month for October, November and December of 1994, $150,000 per month for January, February and March of 1995, and $100,000 per month for April, May, June, July and August of 1995. Under no circumstances shall the Buyer have any right to extend the First Option Period or the Second Option Period beyond August 31, 1995, time being of the essence with respect to such final expiration date. Chemical and ACFH acknowledge that the Option Extension Fees have been paid through March 31, 1995 and the Options have been extended to that date."

          B.  The following are added as clauses (vi) and (vii) of Paragraph
     2(b):

               (vi) the Buyer shall fail to obtain, by July 1, 1995 (time being of the essence), all necessary approvals from the Casino Control Commission of the State of New Jersey for the transactions contemplated by the exercise of the Options and for the financing to be used in connection with the acquisition of the Property and other assets in connection with the exercise of the Options; and

               (vii) the Buyer shall fail to file with the Securities and Exchange Commission by April 1, 1995 (time being of the essence), a registration statement relating to the financing necessary to complete the transactions contemplated by the exercise of the Options.

          C. In Paragraph 6(a), in addition to the credit of $1,250,000 on account of the initial option payment, the Buyer shall be given a credit against the purchase price equal to the amount of any Option Extension Fees actually paid by the Buyer for the period through March 31, 1995. However, the Option Extension Fees, if any, paid for April, May, June, July and August of 1995, shall not be credited against the purchase price.
                           ---

          2. The Buyer certifies that (i) the Existing Option, as modified by this Amendment, remains in full force and effect and has not been modified or amended except by this amendment, and (ii) neither Chemical nor ACFH are in default under the terms of the Existing Option, as amended.

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          The undersigned have duly executed this Amendment.

                              Chemical Bank


                              By:   /s/
                                    ------------------------
                                    Name: John C. Collins
                                    Title: Managing Director


                              ACFH, Inc.


                              By:   /s/
                                    -----------------------
                                    Name: Edward C. Collins
                                    Title: Vice President



                              /s/
                              ----------------------------
                              Donald J. Trump

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